UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2015

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 18, 2015, Benefitfocus, Inc. (the “Company”) and certain subsidiaries of the Company entered into the Second Amendment Agreement (the “Amendment”) to the Credit Agreement, dated as of February 20, 2015, as amended on June 16, 2015 (the “Credit Agreement”), with Silicon Valley Bank, a lender and the administrative agent and collateral agent, and several other lenders party thereto.

The Amendment alters certain negative covenant thresholds of the Company and its subsidiaries in the Credit Agreement by changing: (1) the permitted minimum Consolidated EBITDA (as defined in the Credit Agreement) for the quarter ending December 31, 2015 from $14,500,000 to $16,500,000; and (2) the Consolidated Capital Expenditures (as defined in the Credit Agreement) allowed for the fiscal year ending December 31, 2015 from $13,500,000 to $16,500,000.

The description of the Amendment provided above is qualified in its entirety by reference to the full and complete terms of the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: December 23, 2015	/s/ Milton A. Alpern
Milton A. Alpern, Chief Financial Officer